Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED
INDEX LICENSE AGREEMENT
Between
CME Group Index Services LLC
And
THE BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

Effective: July 1, 2011

1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

2

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

INDEX OF ATTACHMENTS
SCHEDULES:

Schedule A         Licensed Indexes
Schedule B         License Fees
Schedule C         Disclaimer
Schedule D         Draft Sublicense

3

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

This Agreement (“Agreement”), dated as of July 1, 2011 (the “Effective Date”), is made by and between CME Group Index Services LLC (“CME Indexes”), having an office at 20 South Wacker Drive, Chicago, IL 60606, and Board of Trade of the City of Chicago, Inc. (the “Licensee”), having an office at 20 South Wacker Drive, Chicago, Illinois 60606.
WHEREAS, CME Indexes compiles, calculates and maintains the Licensed Indexes (as defined below), and CME Indexes owns rights in and to the Licensed Indexes, the proprietary data contained therein, and the CME Indexes Marks (defined below) (such rights, including without limitation, copyright, patents, database rights, trademark and service marks and the goodwill associated therewith, proprietary rights and trade secrets, such rights being hereinafter collectively referred to as the “Intellectual Property”) and
WHEREAS, CME Indexes uses in commerce and has trade name and/or trademark rights to certain designations defined in Schedule B and those designations identifying the indexes listed on Schedule A hereto (such rights being hereinafter individually and collectively referred to as the “CME Indexes Marks”) and
WHEREAS, CME Indexes and Licensee are currently parties to an Agreement (inclusive of all amendments referred to as the “2007 Agreement ”), pursuant to which Licensee uses certain of the Licensed Indexes and the Dow Jones Marks in connection with (i) the listing for trading, marketing and promotion of certain Products and (ii) making disclosure about such Products under applicable laws, rules and regulations in order to indicate that CME Indexes is the source of the Licensed Indexes.
WHEREAS, CME Indexes and Licensee wish to enter into a new licensing arrangement by entering into this Agreement pursuant to the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

ARTICLE I – DEFINITIONS; INTERPRETATION

1.	Definitions

The following words and phrases have the following meanings for purposes of this Agreement.

1.1	“2007 Agreement” has the meaning set forth in the Recitals to this Agreement.

1.2	“Agreement” has the meaning set forth in the Recitals to this Agreement.

1.3	“Breaching Party” means a party who materially breaches this Agreement.

1.4	“CFTC” means United States Commodity Futures Trading Commission.

1.5	“Change in the Law” has the meaning set forth in Article II, Section 6.8.

1.6
“Confidential Information” means (i) any documentation or other materials that are marked as “Confidential” by the providing party, (ii) information that is disclosed orally and is indicated as “Confidential” at the time of disclosure or ought reasonably to be considered confidential under the circumstances and (iii) the terms of this Agreement. Confidential Information as described in clause (i) of the preceding sentence shall not include (A) any information that is available to the public or to the receiving party hereunder from sources other than the providing party (provided that such source is not subject to a confidentiality agreement with regard to such information) or (B) any information that is independently developed by the receiving party without use of or reference to Confidential Information from the providing party.

1.7
Co-Published Index means any index with respect to which, CME Indexes has entered into an agreement to use the methodology, name or other designation of a third party for the purposes of developing or marketing such index.

1.8	“Control” means ownership of more than fifty percent (50%) of the voting securities.

1.9	“CME Indexes Marks” has the meaning set forth in the Recitals to this Agreement.

1.10	“CME Indexes” means CME Group Index Services LLC.

1.11	“Effective Date” has the meaning set forth in the preamble to this Agreement.

1.12	“Exchange Products” means futures contracts, options on futures contracts,

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

exchange-traded cash option contracts (USD and non-USD) and, to the extent allowable by applicable law, cleared swaps.

1.13	“Exclusively Licensed Indexes” has the meaning set forth in Schedule A to this Agreement.

1.14	“Exclusive Products” has the meaning set forth in Schedule B.

1.15
“Excluded Indexes” are those indexes set forth in Schedule A to this Agreement designated as Excluded Indexes. Upon the expiration of the exclusive license to a third party for any Excluded Index, such index will be removed from the list of Excluded Indexes and deemed a Non-exclusively Licensed Index.

1.16
“Informational Materials” means, collectively, informational materials to be used in connection with the Products (including, when applicable, press releases, advertisements, brochures, flyers, handouts, web pages, and promotional and any other similar informational materials, and any documents or materials required to be filed with governmental or regulatory agencies) that in any way use or refer to CME Indexes, any of the Licensed Indexes or any of the CME Indexes Marks.

1.17	“Initial Term” has the meaning set forth in Article II Section 2.

1.18	“Intellectual Property” has the meaning set forth in the Recitals to this Agreement.

1.19	”ISE Litigation” has the meaning set forth in Article II, Section 4.3.

1.20	“License Fees” means the fees payable by Licensee to CME Indexes under this Agreement.

1.21	“Licensed Indexes” means the Exclusively Licensed Index and the Non-Exclusively Licensed Indexes.

1.22	“Licensee” has the meaning set forth in the Recitals to this Agreement.

1.23	“Losses” has the meaning set forth in section 9.1 of this Agreement.

1.24
“Market Data” shall mean bids, asks and market prices, opening and closing range prices, high-low prices, settlement prices, estimated and actual contract volume and other information regarding Licensee’s market activity, including exchange for physical transactions (excluding the values (e.g., index symbol, close, net change, net % change, open, high, low, etc.) of the Licensed Indexes).

1.25	“Non-exclusively Licensed Indexes” has the meaning set forth in Schedule A to this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

1.26	“Non-breaching Party” has the meaning set forth in Article II, Section 4.1.

1.27	“Other Financial Products” means *****.

1.28	“Products” means Exchange Products and Other Financial Products.

1.29	“Pending Products” means Products that are listed by Licensee when this Agreement is terminated.

1.30	“Renewal Term(s)” means the period(s) of time after the Initial Term during which this agreement is in force.

1.31	“Sublicense Agreement” has the meaning set forth in Article II, Section 1.10.

1.32	“Suspension Period” has the meaning set forth in Article II, Section 6.8 and 6.9.

1.33	“Term” means the Initial Term and any Renewal Terms.

1.34
“Unlicensed User” means any third party that uses one or more of the Exclusively Licensed Indexes or related CME Indexes Marks in connection with Products without the prior written consent of Licensee and CME Indexes.

2.    Interpretation

2.1	The term “include” (in all its forms) means “include, without limitation” unless the context clearly states otherwise.

2.2	All references in this Agreement to Articles, Sections, Schedules and Attachments, unless otherwise expressed or indicated are to the Articles, Sections, Schedules and Attachments of this Agreement.

2.3	Words importing persons include firms, associations, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons.

2.4
Any headings preceding the text of the Articles and Sections of this Agreement and any table of contents or marginal notes appended to it, are solely for convenience or reference and do not constitute a part of this Agreement, nor do they affect the meaning, construction or effect of this Agreement.

2.5	Words importing the singular include the plural and vice versa.

2.6	All references to a number of days mean calendar days, unless expressly indicated otherwise.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

2.7	All references to “reasonable efforts” shall include taking into account all relevant commercial and regulatory factors.

2.8	All references to “regulation” or “regulatory proceedings” shall include regulations or proceedings by self-regulatory organizations such as securities or futures exchanges.
ARTICLE II – TERMS AND CONDITIONS

1.     Grant of License.

1.1
Subject to the terms and conditions of this Agreement, during the Term of this Agreement, CME Indexes hereby grants to Licensee a non-transferable sole and exclusive license on a worldwide 24-hour basis to use and to sublicense the Exclusively Licensed Indexes solely in connection with creating, listing, trading, clearing, marketing, and promoting the Exchange Products; provided, however, any license to use one or more indexes in connection with the listing of exchange traded cash options granted prior to such exchange traded cash option being traded on or through Licensee or its Affiliate shall be grandfathered out of the exclusive obligations set forth herein. CME Indexes shall not grant a license to any person in contravention of this Article II, Section 1.1. For the avoidance of doubt, nothing set forth herein shall prohibit CME Indexes from granting a third party a license to issue OTC Swaps as opposed to clearing such swaps.

1.2
Subject to the terms and conditions of this Agreement, during the Term of this Agreement, CME Indexes hereby grants to Licensee a non-transferable non-exclusive license on a worldwide 24-hour basis to use the Non-exclusively Licensed Indexes solely in connection with creating, listing, trading, clearing, marketing, and promoting the Exchange Products; provided, however, any exclusive license to use one or more indexes in connection with creating, listing, trading or clearing of exchange traded cash option contracts granted prior to such exchange traded cash option contract or Other Financial Product being issued, listed, traded or cleared on or through Licensee or its Affiliate shall be excluded from the non-exclusive license set forth herein.

1.3
Subject to the terms and conditions of this Agreement, during the Term of this Agreement, CME Indexes hereby grants to Licensee a non-transferable non-exclusive license on a worldwide 24-hour basis to use the Licensed Indexes solely in connection with issuing and to the extent legally required, listing, trading and clearing Other Financial Products; provided, however, any exclusive license to use one or more indexes in connection with creating, issuing, listing, trading or clearing of Other Financial Products granted prior to such Other Financial Product being created, issued, listed, traded or cleared on or through Licensee or its Affiliate or thereafter otherwise expressly approved by Licensee in writing shall be excluded from the non-

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

exclusive license set forth herein.

1.4
Subject to the terms and conditions of this Agreement, during the Term of this Agreement, CME Indexes hereby grants to Licensee a non-transferable license to use and refer to and to sublicense the CME Indexes Marks in connection with Licensee’s creating, listing, trading, clearing, marketing, and promoting the Exchange Products, issuing Other Financial Products and, to the extent required by applicable law, listing, trading and clearing the Other Financial Products in order to indicate the source of the Licensed Indexes and as may otherwise be required by applicable laws, rules or regulations or under this Agreement.

1.5
CME Indexes will make commercially reasonable good faith efforts to obtain the consent from co-publishing partners to license each Co-published Index to CME on an exclusive basis for use in connection with the Exchange Products. If CME Indexes is unable to obtain such consent, CME Indexes will make commercially reasonable good faith efforts to obtain the consent from co-publishing partners to license each Co-published Index to Licensee on a non-exclusive basis for use in connection with Exchange Products. In addition, CME Indexes will make commercially reasonable good faith efforts to obtain the consent from co-publishing partners to license each Co-published Index to Licensee on a non-exclusive basis for use in connection with Other Financial Products to the extent Licensee issues, lists, trades or clears such Other Financial Products.

1.6
Licensee acknowledges that the Licensed Indexes and the CME Indexes Marks are the exclusive property of CME Indexes or its licensor and that CME Indexes or its licensor has and retains all Intellectual Property and other proprietary rights therein. Except as otherwise specifically provided herein, CME Indexes or its licensor reserves all rights to the Licensed Indexes and the CME Indexes Marks, and this Agreement shall not be construed to transfer to the Licensee any ownership right to, or equity interest in, the Licensed Indexes or the CME Indexes Marks, or in any Intellectual Property or other proprietary rights pertaining thereto.

1.7	The Licensee acknowledges that the Licensed Indexes and their compilation and composition, and any changes therein, are and will be in the complete control and sole discretion of CME Indexes.

1.8
Aside from the limitations set forth in the scope of the licenses granted herein and CME Indexes’ limited approval rights provided below, there will be no restrictions placed on how Licensee or its affiliates structure Products, or how Licensee or its affiliates offer Products for trading. For example, Licensee may facilitate spread trading among Products and other products through special quoting or pricing mechanisms. For the avoidance of doubt, Licensee may continue to offer Products for trading through any trading or quoting mechanism that Licensee offers as of the Effective Date, including quoting based on volatility. If spread trading results in multiple Products being traded and Licensee collecting fees for those Products, Licensee shall

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

pay CME Indexes the License Fees for each of those Products as if each Product had traded separately. If Licensee lists, offers for trade or clears a spread product reflecting an interest in multiple Products as a separate instrument such that one Product is traded and Licensee collects fees for one Product, Licensee shall pay CME Indexes a license fee for one Product at the ***** rate that would apply to any included Product.

1.9	Licensee may issue, list, trade or clear Products of various contract sizes based on a Licensed Index.

1.10
Notwithstanding any other provision of this Agreement, CME Indexes grants Licensee the right to sublicense its rights with respect to the Licensed Indexes and the CME Indexes Marks that designate such indexes to any other exchange for use with Products subject to such exchange executing a Sublicense Agreement substantially in the form attached as Schedule D (a “Sublicense Agreement”) and Licensee will pay to CME Indexes the fees for such Subcontracts in an amount equal to *****.

1.11
Notwithstanding any other provision of this Agreement, CME Indexes may not enter into an exclusive license agreement with any third party to use any one or more Licensed Indexes in connection with creating, listing, trading, clearing, marketing, or promoting of any Product for a term (or renewal with the effect of being a term) that exceeds ***** years or extend any exclusive license agreement for any such Product without the prior written consent of Licensee.

1.12
Notwithstanding any other provision of this Agreement, CME Indexes shall not grant a license to any third party to use any one or more of the Exclusively Licensed Indexes and related CME Indexes Marks as the basis of exchange-traded or OTC contracts for difference or spread betting traded in the United States unless (a) CME Indexes has first obtained Licensee’s prior written consent, which consent shall not be unreasonably withheld and (b) CME Indexes and Licensee ***** in connection with such license as mutually agreed.

2.     Term.

The Initial Term of this Agreement shall commence July 1, 2011 and continue through June 30, 2026 (“Initial Term”). Thereafter, this Agreement shall automatically renew for renewal terms of five (5) years (individually a “Renewal Term,” and collectively “Renewal Terms”) for so long as there is open interest in any of the Products based on one or more Licensed Indexes. In the event that there is no open interest in any of the Products issued, listed, traded or cleared by Licensee or its Affiliate, CME Indexes may terminate this Agreement on expiration of the then current Initial Term or Renewal Term by providing written notice of non-renewal to Licensee at least six (6) months prior to the end of the Initial Term or then-current Renewal Term (“Notice Period”) provided that if any open interest arises in any one or more of the Products issued, listed, traded or cleared by Licensee or its Affiliate during the Notice Period, this Agreement will renew for additional Renewal Terms in accordance with the terms of this Section 2, or this Agreement is otherwise terminated earlier as provided herein. Notwithstanding the Term, the Agreement shall be binding on

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

the parties as of the Effective Date.

3.     License Fees.

3.1	As consideration for the license granted herein, the Licensee shall pay to CME Indexes or the CME Indexes affiliate designated by CME Indexes the License Fees as set forth on Schedule B hereto.

3.2
CME Indexes shall have the right to audit on a confidential basis the relevant books and records of the Licensee to confirm the accuracy of any one or more calculations of License Fees. CME Indexes shall bear its own costs of any such audit unless it is determined that CME Indexes has been underpaid by 5% or more with respect to the payments being audited, in which case CME Indexes’ costs of such audit shall be paid by the Licensee.

3.3
In no event will CME Indexes offer pricing that is preferential to the License Fees applicable to Licensee under this Agreement to any third party. In the event that CME Indexes offers pricing to a third party in contravention of this provision, the License Fees payable under this Agreement *****.

3.4	For the avoidance of doubt, the License Fees shall be deemed "Confidential Information" under this Agreement.

4.     Termination.

4.1
If either party (“Breaching Party”) materially breaches this Agreement, then the other party (“Non-breaching Party”) may terminate this Agreement, effective thirty (30) days after written notice thereof to the other party (with reasonable specificity as to the nature of the breach and including a statement as to such party’s intent to terminate), unless the Breaching Party shall correct such breach within such 30-day period.

4.2
The Licensee or CME Indexes may terminate this Agreement with respect to any one or more specific Indexes (but not the Agreement in its entirety) upon ninety (90) days prior written notice to the other (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that prevents the Licensee from listing, offering for trading, marketing or promoting such Product; (ii) any material litigation or material regulatory proceeding regarding a Product based on such a Licensed Index is commenced and such party reasonably believes that such litigation or regulatory proceeding is reasonably likely to have a material and adverse effect on the good name or reputation of such party. Licensee reserves the right to de-list any Product based on a Licensed Index at any time; provided, however, any such delisting shall not give rise to a termination right with respect to this Agreement. The parties to this Agreement agree that the pending litigation between CBOE, S&P, CME Indexes and the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

International Securities Exchange (the “ISE Litigation”), would not trigger a right to terminate under this section 4.2.

4.3
CME Indexes may terminate this Agreement upon ninety (90) days prior written notice to the Licensee (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if any legislation or regulation is finally adopted or any government interpretation is issued that in CME Indexes’ reasonable judgment materially impairs CME Indexes’ ability to license and provide the Licensed Indexes or the CME Indexes Marks under this Agreement;

4.4
CME Indexes may terminate this Agreement upon written notice to the Licensee if any securities exchange or other source ceases to provide data to CME Indexes necessary for providing all of the Licensed Indexes, terminates CME Indexes’ right to receive data in the form of a “feed” from such securities exchange or other source, materially restricts CME Indexes right to redistribute data received from such securities exchange or other source, or institutes charges of a type or to an extent applicable to CME Indexes (and not to others generally) for the provision of data to CME Indexes or the redistribution of data by CME Indexes. If such cessation restricts CME Indexes’ ability to meet its obligations of only a subset of the Licensed Indexes, then CME Indexes’ right to terminate under this Section 4.4 shall apply only to such subset of the Licensed Indexes and not the Agreement in its entirety.

4.5
Notwithstanding anything to the contrary herein, in the event that there shall occur any change in law (statutory law, case law or otherwise) relating to or affecting the liability of index providers to third parties, and CME Indexes thereafter ceases to engage in the business of providing real-time data with respect to indexes or licensing real-time indexes as the basis of Products, CME Indexes shall have the right to terminate this Agreement upon written notice to the Licensee.

4.6
Notwithstanding anything to the contrary herein, CME Indexes shall have the right, in its sole discretion, to cease compiling, calculating and publishing values of any one or more of the Licensed Indexes, and to terminate this Agreement with respect only to such Indexes, at any time that CME Indexes determines such Indexes no longer meet or will not be capable of meeting the criteria established by CME Indexes for maintaining such Indexes (and in such event CME Indexes will use all reasonable efforts to provide Licensee as much prior notice as is reasonably practicable under the circumstances).

4.7
In the event either the Licensee or CME Indexes shall give proper notice of termination pursuant to this Section 4 (but excluding Section 4.6), any Pending Products may continue to be traded to the expiration date thereof, and (i) to the extent necessary for such purpose, the license granted in Article II, Sections 1.1-1.3 and CME Indexes’ obligations under Article II, Sections 5.2 and 7, and (ii) the Licensee’s obligations under Article II, Sections 6, 7, 8.2 shall be deemed to continue until the expiration date of the last of such

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Pending Products. Upon receipt of any Notice of termination of the calculation or dissemination of a Licensed Index by CME Indexes, Licensee may also elect, by written Notice to CME Indexes, for Licensee to redesignate such Index and applicable Products based thereon as Licensee's index (a "Substitute Index") and continue to trade such Products based upon such Substitute Index ("Licensee Substitute Products"), except that, from the time of receipt of such Notice of election, such Substitute Index shall be described in a manner to clearly differentiate it from the applicable Index. In the event of such election, for CME Indexes to provide the method of calculation of such Licensed Index and Licensee shall have no obligation to make any payment to CME Indexes based upon the trading of Licensee Substitute Products. After such election, Licensee may promote Licensee Substitute Products based upon the Substitute Index provided that the CME Indexes Marks are not utilized by Licensee in such promotion and Licensee prominently disclaims any relationship with CME Indexes in respect of the Substitute Index or Licensee Substitute Products. Upon Licensee's written request pursuant to this Section 7.4, CME Indexes shall, for the purpose of facilitating Licensee's compilation and use of its own Substitute Index, provide Licensee, on a confidential basis, a one-time, comprehensive disclosure of the information and methodologies necessary for calculating the relevant Index, including without limitation a current and accurate list of the companies, shares outstanding and divisors for the Index in question, and CME Indexes hereby grants Licensee a non-exclusive and royalty-free license to use any proprietary information so disclosed for purposes relating to the Substitute Index.

4.8
Notwithstanding the above, in the event of a termination by CME Indexes under Section 4.1 by reason of any breach by the Licensee relating to its obligations under this Agreement with respect to CME Indexes’ Intellectual Property, Section 6.7 shall continue to apply to the Licensee. Notwithstanding the foregoing, in the event of a termination by reason of discontinuance of any Licensed Index under Sections 4.4, 4.5 or 4.6, CME Indexes shall, at the time the notice of termination is provided to the Licensee, provide to the Licensee a non-exclusive, perpetual and royalty-free license effective as of the date of the discontinuance and a list of companies, shares outstanding and divisors for the terminated Licensed Index as of the date of discontinuance. The Licensee shall not thereafter make any reference to the CME Indexes Marks in respect of the discontinued Licensed Index (except as provided in the next sentence) and CME Indexes shall have no further obligations to the Licensee with respect to the discontinued Licensed Index, or any Product based thereon, after furnishing the Licensee with the aforesaid information. In any such event, the Licensee shall redesignate the Licensed Index and the applicable Products based thereon without the use of any of the CME Indexes Marks and may continue to list for trading, trade or clear Pending Products as if no notice of termination had been received, except that, until termination of the license, such index shall be described as the “_____ Index” formerly “Dow Jones _______ Index”. Thereafter, upon termination of the license, the Licensee may promote, market, list, trade clear indexed products based upon the securities index designated by the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

name “_______ Index” or equivalent provided that the Licensee prominently disclaims any relationship with CME Indexes in respect thereto.

5.    CME Indexes Obligations: Licensee’s Obligations.

5.1
CME Indexes is not, and shall not be, obligated to engage in any way or to any extent in any marketing or promotional activities in connection with the Products or in making any representation or statement to investors or prospective investors in connection with the marketing or promotion of such Products by the Licensee. At the Licensee’s request, CME Indexes will provide Licensee with all reasonable cooperation in connection with Licensee obtaining and maintaining regulatory approval for the Products.

5.2	CME Indexes agrees to provide reasonable support for the Licensee’s development and educational efforts with respect to the Products as follows:

5.2.1	CME Indexes shall respond in a timely fashion to any reasonable requests by the Licensee for information regarding the Licensed Indexes.

5.2.2
CME Indexes or its agent shall, or CME Indexes shall arrange for a third party vendor to, calculate, and provide to the Licensee via a feed the values of each of the Licensed Indexes for which any Products are listedfor trading by Licensee or its Affiliates or intended to be listed for trading at least once every fifteen (15) seconds, or more frequently if agreed by the parties, on each day that the New York Stock Exchange (or the applicable exchange from which such Index is derived) is open for trading, in accordance with CME Indexes’ current procedures, which procedures may be modified by CME Indexes.

5.2.3
CME Indexes shall promptly correct, or instruct its agent to correct, any mathematical errors made in CME Indexes’ computations of the Licensed Indexes of which CME Indexes becomes aware in accordance with CME Indexes Indexes’ then-current data correction policy.

5.3
Notwithstanding anything herein to the contrary, nothing in this Section 5 shall give the Licensee the right to exercise any judgment or require any changes with respect to CME Indexes’ method of composing, calculating or determining the Licensed Indexes. Nothing in this Section 5 shall be deemed to modify the provisions of Section 9 of this Agreement.

5.4
Throughout the Term, the Licensee and any Affiliate exercising rights under this Agreement, shall maintain, as part of its rules, to be set forth in the terms of the Products and in Licensee’s or such Affiliate’s Rules or Regulations, a limitation of liability of licensors of indexes, with respect to trading on or through the Licensee or its Affiliate, which is in the form and substance substantially as set forth in Licensee’s or its applicable affiliate’s Rule Book as of the Effective Date.

6.     Intellectual Property.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

6.1
During the Term, CME Indexes shall use its best efforts to maintain in full force and effect U.S. federal registrations of the “Dow Jones”, “DJIA” and “The Dow” service marks. The Licensee shall reasonably cooperate with CME Indexes in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. The Licensee shall use the following notices or such similar language as may be approved in advance in writing by CME Indexes when referring to any of the Licensed Indexes or any of the CME Indexes Marks in any Informational Materials:

6.1.1	Informational Materials that discuss one or more Products or Licensed Indexes in detail:

"Dow Jones", "Dow Jones Industrial Average" and "DJIA" are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”)[, have been licensed to CME Group Index Holdings LLC ("CME")] and have been [sub]licensed for use for certain purposes by [INSERT Name of Licensee]. [INSERT Name of Licensee]'s [INSERT Name of Product(s)] based on the Dow Jones Industrial AverageSM, are not sponsored, endorsed, sold or promoted by Dow Jones, CME or their respective affiliates and none of them makes any representation regarding the advisability of investing in such product(s).

6.1.2
Licensee may use “The Dow” in Informational Materials only in close proximity to the name “Dow Jones”, or the name of a Licensed Index that conspicuously and prominently uses the name “Dow Jones.” In telecasts where screen space limitations make this impractical, the numerical value of a Licensed Index may be used instead of the name “Dow Jones”, provided it is clear that the broadcast is referring to a CME Indexes index.

6.2
The Licensee agrees that the CME Indexes Marks and all Intellectual Property and other rights, registrations and entitlement thereto, together with all applications, registrations and filings with respect to any of the CME Indexes Marks and any renewals and extensions of any such applications, registration and filings, are and shall remain the sole and exclusive property of CME Indexes or its licensor. The Licensee agrees to cooperate with CME Indexes or its licensor in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. The Licensee acknowledges that each of the CME Indexes Marks is part of the business and goodwill of CME Indexes or its licensor and agrees that it shall not, during the term of this Agreement or thereafter, contest the fact that the Licensee’s rights in the CME Indexes Marks under this Agreement (i) are limited solely to the use of the CME Indexes Marks in connection with the listing for trading, marketing, and/or promotion of the Products and disclosure about such Products under applicable law as provided in Article II, Sections 1.1 - 1.3, and (ii) shall cease upon termination of this Agreement, except as otherwise expressly provided herein. The Licensee acknowledges that CME Indexes represents the great value of the reputation and goodwill associated with the CME Indexes Marks and acknowledges that such goodwill associated with the CME Indexes Marks belongs exclusively to CME

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Indexes or its licensor, and that between Licensee and CME Indexes, CME Indexes or its licensor is the owner of all right, title and interest in and to the CME Indexes Marks in connection with the applicable Products. The Licensee further acknowledges that all rights in any translations, derivatives or modifications in the CME Indexes Marks which may be created by or for the Licensee shall be and shall remain the exclusive property of CME Indexes or its licensor and said property shall be and shall remain a part of the Intellectual Property subject to the provisions and conditions of this Agreement. During the Term of this Agreement, Licensee shall not, either directly or indirectly, contest CME Indexes’ or its licensor’s exclusive ownership of any of the Intellectual Property.

6.2.1
    CME Indexes consents to Licensee’s use of the CME Indexes Mark in conjunction with the Licensee’s own trademark(s). Such resulting mark shall be owned by CME Indexes, and shall be part of the Intellectual Property of CME Indexes and included in the CME Indexes Marks as defined herein. With respect to any such composite mark: (i) CME Indexes shall not register or apply for registration of such mark; (ii) CME Indexes shall not use such mark without Licensee’s prior written consent, which shall not be unreasonably withheld; and (iii) after termination or expiration of this Agreement, CME Indexes shall disclaim ownership rights in Licensee’s own trademark forming a part of such mark and shall assign to Licensee any rights in Licensee’s own trademark forming a part of such mark and the goodwill associated therewith that CME Indexes might have acquired during the Term.

6.3
In the event that the Licensee learns of any infringement or imitation of any of the Licensed Indexes and/or any CME Indexes Mark, or of any use by any person of a trademark similar to any of the CME Indexes Marks, it shall promptly notify CME Indexes. CME Indexes shall take such action as reasonably necessary for the protection of rights in and to the Licensed Indexes and the CME Indexes Marks and, if requested to do so by CME Indexes, the Licensee shall cooperate with CME Indexes in all respects, at CME Indexes’ expense, including, without limitation, by being a plaintiff or co-plaintiff and, upon CME Indexes’ reasonable request, by causing its officers to execute appropriate pleadings and other necessary documents. The Licensee shall have no right to take any action that would materially affect any of the Licensed Indexes and/or any of the CME Indexes Marks without CME Indexes’ prior written approval.

6.4
The Licensee shall use its best efforts to protect the goodwill and reputation of CME Indexes, the Licensed Indexes and the CME Indexes Marks in connection with its use of the Licensed Indexes and any of the CME Indexes Marks under this Agreement. The Licensee shall submit to CME Indexes, for CME Indexes’ review and approval, and the Licensee shall not use until receiving CME Indexes’ approval thereof in writing, all Informational Materials. CME Indexes’ approval shall be required with respect to the use of and description of CME Indexes, any of the Licensed Indexes or any of the CME Indexes Marks. CME Indexes shall notify the Licensee of its approval or disapproval of any Informational Materials within 72 hours (excluding any day which is a Saturday or Sunday or a day on which the New York Stock Exchange is closed) following receipt thereof from the Licensee. Once

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Informational Materials have been approved by CME Indexes, subsequent Informational Materials which do not alter the use or description of CME Indexes, such Licensed Indexes or such CME Indexes Marks, as the case may be, need not be submitted for review and approval by CME Indexes.

6.5
Except as may be expressly otherwise agreed in writing by CME Indexes, or as otherwise permitted or required under this Agreement, the CME Indexes Marks and the Licensee’s marks, the marks of any of their respective affiliates or the marks of any third party, to the extent they appear in any Informational Material, shall appear separately and shall be clearly identified with regard to ownership. Whenever the CME Indexes Marks are used in any Informational Material in connection with any of the Products, the name of the Licensee shall appear in close proximity to the CME Indexes Marks so that the identity of the Licensee, and its status as an authorized licensee of such CME Indexes Marks, is clear and obvious.

6.6	The Licensee agrees that any proposed change in the use of the CME Indexes Marks shall be submitted to CME Indexes for, and shall be subject to, CME Indexes’ prior written consent.

6.7
If at any time CME Indexes is of the reasonable opinion that the Licensee is not properly using the Intellectual Property in connection with the Products or Informational Materials, or that the standard of quality of any of the Products or Informational Materials does not conform to the standards as set forth herein, CME Indexes shall give notice to the Licensee to that effect. Upon receipt of such notice, the Licensee shall forthwith correct the defects in the non-conforming Products or Informational Materials so that they comply with all required standards or cease (subject to regulatory requirements) the listing, marketing and promotion of the non-conforming Products or Informational Materials.

6.8
If CME Indexes is notified by Licensee of any Unlicensed User trading in Products in the United States *****, CME Indexes shall use its commercially reasonable efforts to terminate such use, which may include, without limitation, initiating litigation against any such Unlicensed User; provided, however, if CME Indexes does not use or initiate such commercially reasonable efforts within ninety (90) days of such notice, then Licensee shall have the right to retain the license rights hereunder and notwithstanding Article 3 and Schedule B of this Agreement, the License Fees on a going forward basis shall be a one time fee of $***** until the earlier of (a) the later of (i) the effective date of a change in the law (a “Change in the Law”) that enables an index publisher, such as CME Indexes, to require a license, such as the one granted under this Agreement, to list and trade futures contracts and/or options on futures contracts based on an index; and (ii) the cessation of all unauthorized use of the Exclusively Licensed Indexes by Unlicensed Users; and (b) the expiration of the then current term (the “Suspension Period”); provided, however, except for the license set forth in this Section 6.8, neither party shall have any obligations to the other during such Suspension Period.

6.9
If any court of competent jurisdiction in the United States issues a final determination that is not appealed within 90 days such that a derivatives exchange, such as Licensee, is not required to obtain a license, such as the license granted under this

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Agreement, from an index compiler, such as CME Indexes, in order to list, offer for trade and clear futures contracts and options on futures contracts based on such index, such as the Licensed Indexes, notwithstanding Article 3 and Schedule B of this Agreement, the License Fees on a going forward basis shall be a one time fee of $***** until the earlier of (a) the effective date of a Change in the Law; and (b) the expiration of the then current term (also, the “Suspension Period”); provided, however, except for the license granted in this Section 6.9, neither party shall have any obligations to the other during the Suspension Period.

6.10
Except as otherwise expressly provided in Article II, Section 4.7, nothing set forth in this Agreement shall be interpreted as granting Licensee any right to calculate the values of any of the Licensed Indexes or any other CME Indexes index during or after this Agreement is terminated.

6.11
Licensee acknowledges and agrees that: (i) CME Indexes has licensed the rights to use the designations “Dow Jones”, “Dow Jones Indexes” and “DJ” pursuant to a Trademark License Agreement dated March 18, 2010 between Dow Jones and CME Group Index Holdings LLC (the “Trademark License Agreement”) (such rights being hereinafter individually and collectively referred to as the “DJ Licensed Marks”), and (ii) any and all rights to use any of the DJ Licensed Marks (including, without limitation, the DJ Licensed Marks as part of the names of any of the Indexes) granted in connection with the License Agreement shall terminate automatically without notice in the event of a termination of the Trademark License Agreement.

6.12
Licensee shall not use any of the “DJ Licensed Marks” as part of or the whole of a company name or trade name; provided, however, the foregoing shall not prohibit the use of any DJ Licensed Marks permitted by the terms hereunder to be included in the name of a Product.

6.13
Licensee shall not use any CME Indexes Mark (including, without limitation a DJ Licensed Mark) in a way that implies Dow Jones’ or its affiliates’ sponsorship, endorsement, promotion or sale of the Products. By way of example, without limitation, and without limiting any rights of CME Indexes set forth herein, if a DJ Licensed Mark is included in the name of a Product, Licensee shall clearly identify itself as the sponsor, promoter and/or seller of such Product, as applicable, in the name of such Product and the use of the DJ Licensed Mark in the Informational Materials with respect to the Product shall display the DJ Licensed Marks no more prominently than Licensee’s marks or any other Dow Jones Marks. Further, and without limiting any rights of CME Indexes set forth herein, if one or more of the DJ Licensed Marks is included in the name of a Product, such name shall include the name of the relevant Index on which such Product is based (or a mutually agreed abbreviation thereof) together with Licensee’s own mark preceding (and at least as prominent as) the DJ Licensed Mark.

6.14	Licensee shall not use the CME Indexes Marks (including, without limitation, the DJ Licensed Marks) in a logo or stylized format in connection with the Products.
7.     Proprietary Rights.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

7.1
The Licensee expressly acknowledges and agrees that the Licensed Indexes are selected, compiled, coordinated, arranged and prepared by CME Indexes through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by CME Indexes. The Licensee also expressly acknowledges that CME Indexes represents that the Licensed Indexes and the CME Indexes Marks are valuable assets of CME Indexes and the Licensee agrees that it will take reasonable measures to prevent any unauthorized use of the information provided to it concerning the selection, compilation, coordination, arrangement and preparation of the Licensed Indexes.

7.2
CME Indexes expressly acknowledges and agrees that: (i) Licensee has the exclusive property rights in and to Market Data; (ii) Market Data constitutes valuable information and proprietary rights of Licensee; and (iii) Licensee’s trademarks and trade names, including but not limited to, Chicago Mercantile Exchange, CME, New York Mercantile Echange, NYMEX, Commodity Exchange, COMEX, Chicago Board of Trade, Board of Trade, and CBOT, are valuable assets of Licensee.

7.3	Each party shall treat as confidential and shall not disclose or transmit to any third party any Confidential Information.

7.4
Notwithstanding the foregoing, either party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be disclosed is (i) approved in writing by the providing party for disclosure or (ii) required by law, regulatory agency or court order to be disclosed by the receiving party, provided, if permitted by law, that prior written notice of such required disclosure is given to the providing party and provided further that the receiving party shall cooperate with the providing party to limit the extent of such disclosure. The provisions of Article II, Sections 7.3 and 7.4 shall survive termination or expiration of this Agreement for a period of five (5) years from disclosure by either party to the other of the last item of such Confidential Information.

8.     Warranties: Disclaimers.

8.1
Each party represents and warrants to the other that it has the authority to enter into this Agreement according to its terms, and that its execution and delivery of this Agreement and its performance hereunder will not violate any agreement applicable to it or violate any applicable laws, rules or regulations. CME Indexes represents that it owns and has the right to license hereunder the Intellectual Property licensed hereunder. The Licensee represents and warrants to CME Indexes that the Products listed for trading, and the marketing and promotion thereof, by the Licensee will not violate any agreement applicable to the Licensee or violate any applicable laws, rules or regulations, including without limitation, securities, commodities, and banking laws. Licensee represents and warrants to CME Indexes that use of the DJ Licensed Marks and the Indexes shall comply with applicable law.

8.1	The Licensee shall include the statement contained in Schedule C hereto in each contract designation application and in the terms and conditions of any Products

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(and upon request shall furnish copies thereof to CME Indexes), and the Licensee expressly agrees to be bound by the terms of the statement contained in Schedule C hereto (which terms are expressly incorporated herein by reference and made a part hereof). Any changes in the statement contained in Schedule C hereto must be approved in advance in writing by an authorized officer of CME Indexes.

8.2
Except with respect to its indemnification obligation, and breach of the confidentiality provisions of this Agreement, which shall not be limited, and without limiting the provisions of Section 8.3 or the disclaimers set forth in this Agreement (including in Schedule C hereto), in no event shall the cumulative liability of CME Indexes to the Licensee and its respective affiliates under or relating to this Agreement at any time exceed the aggregate amount of License Fees received by CME Indexes pursuant to this Agreement prior to such time.

8.3
To the maximum extent allowable by law in no event shall either CME Indexes, on the one hand, or the Licensee on the other hand, be liable to the one another and their respective affiliates for more than an aggregate of $***** (in respect of any and all claims) for any special, indirect, exemplary, incidental or consequential damages (including loss of profits or savings, even if such other party has been advised, knows or should know of the possibility of same arising in connection with this Agreement; provided, however, the foregoing limitation of liability shall not apply to (a) any claims of CME Indexes in respect of the fees payable pursuant to Article II, Section 3 hereunder or (b) the parties’ obligations pursuant to Article II, Section 9.

9.     Indemnification.

9.1
The Licensee shall indemnify and hold harmless Dow Jones, CME Indexes and its affiliates, and their respective officers, directors, members, employees and agents, against any and all judgments, damages, liabilities, costs and losses of any kind (including reasonable attorneys’ and experts’ fees) (collectively, “Losses”) that arise out of or relate to (i) any breach by the Licensee of its representations and warranties under this Agreement, or (ii) any claim, action or proceeding that arises out of or relates to (x) this Agreement or (y) the Products (including, without limitation, spread trading, special quoting and pricing mechanisms); provided, however, that CME Indexes must promptly notify the Licensee in writing of any such claim, action or proceeding (but the failure to do so shall not relieve the Licensee of any liability hereunder except to the extent the Licensee has been materially prejudiced there from). The Licensee may elect, by written notice to CME Indexes within thirty (30) days after receiving notice of such claim, action or proceeding from CME Indexes, to assume the defense thereof with counsel reasonably acceptable to CME Indexes. If the Licensee does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if CME Indexes reasonably believes that there are conflicts of interest between CME Indexes and the Licensee or that additional defenses are available to CME Indexes with respect to such defense, then CME Indexes shall retain its own counsel to defend such claim, action or proceeding, at the Licensee’s expense. The Licensee shall periodically reimburse CME Indexes for its expenses incurred under this Section 9. CME Indexes shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, that CME Indexes shall have no right to control the defense,

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of the Licensee unless CME Indexes waives its right to indemnity hereunder. The Licensee, in the defense of any such claim, action or proceeding, except with the written consent of CME Indexes, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to CME Indexes of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of CME Indexes.

9.2
Notwithstanding Section 9.1, the Licensee shall not have any obligation to indemnify and hold harmless CME Indexes and its affiliates, and their respective officers, directors, members, employees and agents, to the extent that Losses arise out of or relate to (i) a breach by CME Indexes of its representations, warranties or covenants under this Agreement, (ii) the willful or reckless misconduct of any of CME Indexes’ officers, directors, employees or agents acting within the scope of their authority, or (iii) ***** originated by CME Indexes (i.e., not including miscalculations or errors resulting from wrong information received by CME Indexes or from CME Indexes’ lack of information).

9.3
CME Indexes shall indemnify and hold harmless Licensee and its affiliates, and their respective officers, directors, members, employees and agents, against any and all judgments, damages, liabilities, costs and losses of any kind (including reasonable attorneys’ and experts’ fees) (collectively, “Losses”) that arise out of or relate to (i) any breach by the CME Indexes of its representations and warranties under this Agreement, or (ii) any claim, action or proceeding that arises out of or relates to the gross negligence or willful misconduct of CME Index, its affiliates or their respective officers, directors, member, employees and agents; provided, however, that Licensee must promptly notify CME Indexes in writing of any such claim, action or proceeding (but the failure to do so shall not relieve CME Indexes of any liability hereunder except to the extent the CME Indexes has been materially prejudiced there from). CME Indexes may elect, by written notice to Licensee within thirty (30) days after receiving notice of such claim, action or proceeding from Licensee, to assume the defense thereof with counsel reasonably acceptable to Licensee. If CME Indexes does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if Licensee reasonably believes that there are conflicts of interest between Licensee and CME Indexes or that additional defenses are available to Licensee with respect to such defense, then Licensee shall retain its own counsel to defend such claim, action or proceeding, at the CME Index’s expense. The CME Indexes shall periodically reimburse Licensee for its expenses incurred under this Section 9. Licensee shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, that Licensee shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of the CME Indexes unless Licensee waives its right to indemnity hereunder. CME Indexes, in the defense of any such claim, action or proceeding, except with the written consent of Licensee, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to Licensee of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of Licensee, and, as applicable, its affiliates

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

and their respective officers, directors, members, employees and agents.
10.     Suspension of Performance.
Notwithstanding anything herein to the contrary, neither CME Indexes nor the Licensee shall bear responsibility or liability to each other or to third parties for any Losses arising out of any delay in or interruptions of performance of their respective obligations under this Agreement due to any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, other work stoppage, or slow-down), severe or adverse weather conditions, power failure, communications line or other technological failure, or other similar cause beyond the reasonable control of the party so affected; provided, however, that nothing in this Section 10 shall affect the Licensee’s obligations under Article II, Section 9.
11.     Injunctive Relief.
In the event of a material breach by a Breaching Party of provisions of this Agreement relating to the Confidential Information or Intellectual Property of the Non-breaching Party, the Breaching Party acknowledges and agrees that damages would be an inadequate remedy and that the Non-breaching Party shall be entitled to preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of such Confidential Information or Intellectual Property, but nothing herein shall preclude the Non-breaching Party from pursuing any other action or remedy for any breach or threatened breach of this Agreement. All remedies under this Article II, Section 11 shall be cumulative.
12.     Other Matters.

12.1
This Agreement is solely and exclusively between the parties hereto and, except to the extent otherwise expressly provided herein, shall not be assigned or transferred, nor shall any duty hereunder be delegated, by either party, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement or delegate any duty hereunder without such written consent shall be null and void; provided, however, that any affiliate which, directly or indirectly, Controls, is Controlled by or is under common Control with the Licensee may use the Licensed Indexes and the CME Indexes Marks in connection with the issuing, listing, trading, clearing, marketing and promotion of the Products, provided that such affiliate shall be jointly and severally liable to CME Indexes hereunder; and, provided, further, that Licensee may assign this Agreement in its entirety to an affiliate which it directly or indirectly Controls, is Controlled by or is under common Control; and provided, further, that either party may assign this Agreement in its entirety, without the consent of Licensee, in connection with a sale of all or substantially all it’s assets or otherwise to a successor-in-interest. This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

12.2
This Agreement, including the Schedules hereto (which are hereby expressly incorporated into and made a part of this Agreement), constitutes the entire agreement of the parties hereto with respect to its subject matter, and supersedes any and all previous agreements between the parties with respect to the subject

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

matter of this Agreement (including, without limitation, the Amended and Restated License Agreement with New York Mercantile Exchange, Inc. dated May 18, 2004, as amended by Amendment No. 1 dated June 2010). There are no oral or written collateral representations, agreements or understandings except as provided herein.

12.3
No waiver, modification or amendment of any of the terms and conditions hereof shall be valid or binding unless set forth in a written instrument signed by duly authorized officers of both parties. The delay or failure by any party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such term, condition, right or privilege, but the same shall continue in full force and effect.

12.4
No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

12.5
All notices and other communications under this Agreement shall be (i) in writing, (ii) delivered by hand (with receipt confirmed in writing), by registered or certified mail (return receipt requested), or by facsimile transmission (with receipt confirmed in writing), to the address or facsimile number set forth below or to such other address or facsimile number as either party shall specify by a written notice to the other, and (iii) deemed given upon receipt.

If to CME Indexes:	CME Group Index Services LLC 4300 N. Route 1 South Brunswick, New Jersey 08852 Attn: President/CME Indexes Indexes Fax No.: 609 520

With a copy to:	CME Group Index Services LLC 20 South Wacker Drive Chicago, IL 60606 Attn: Legal Department Fax: 312-930-3323

If to the Licensee:	Board of Trade of the City of Chicago, Inc. 141 West Jackson Boulevard Chicago, Illinois 60604 Attn: General Counsel Fax No. (312) 341-3392

With a copy to:	Chicago Mercantile Exchange Inc. 20 S. Wacker Drive Chicago, Illinois 60606 Attn: General Counsel Fax No. (312) 930-3323

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

12.6
This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each party hereby waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement.

12.7
This Agreement (and any related agreement or arrangement between the parties hereto) is solely and exclusively for the benefit of the parties hereto and their respective successors, and nothing in this Agreement (or any related agreement or arrangement between the parties hereto), express or implied, is intended to or shall confer on any other person or entity (including, without limitation, any purchaser of any Products issued by the Licensee), any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (or any such related agreement or arrangement between the parties hereto).

12.8	Article II, Section 4, Sections 7.3 and 7.4 (as provided therein), Sections 8.3 and 8.4, 9, 11 and 12 shall survive the expiration or termination of this Agreement.

12.9
The parties hereto are independent contractors. Nothing herein shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall acquire any power, other than as specifically and expressly provided in this Agreement, to bind the other in any manner whatsoever with respect to third parties.

12.10	License Agreement, Licensee hereby consents to the disclosure of this Agreement to Dow Jones, subject to CME Indexes’ redaction of financial and similar proprietary information.

[Signature page follows]

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.	CME Group Index Services LLC
By:/s/ Scot Warren	By:/s/ Michael A. Petronella
Name: Scot Warren Title: Managing Director, Equity Index Products and Services	Name: Michael A. Petronella Title: President

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

INDEX OF ATTACHMENTS

SCHEDULES:

Schedule A         Licensed Indexes
Schedule B         License Fees
Schedule C         Disclaimer
Schedule D         Draft Sublicense

2

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE A. LICENSED INDEXES

1. The following Licensed Indexes are “Exclusively Licensed Indexes”:

1.1	All existing Indexes and all Indexes compiled, calculated or maintained by CME Indexes in the future other than Non-exclusively Licensed Indexes, Excluded Indexes and Co-Published Indexes.

1.2	All Co-Published Indexes for which CME Indexes has received consent from the co-publishing partners to grant an exclusive license to Licensee.
2. The following Licensed Indexes are “Non-exclusively Licensed Indexes”:
1.1    The following Indexes:
Dow Jones Global Titans 50 Index;
Dow Jones Italy Titans 30 Index;
Dow Jones Sector Titans Indexes
Dow Jones U.S. Real Estate Index

1.2	All Co-Published Indexes for which CME Indexes has received consent from the co-publishing partners to grant a non-exclusive license to Licensee.

3. The following Indexes are “Excluded Indexes”:

Dow Jones Arabia Titans 50 Index
Dow Jones GCC Titans 40 Index
Dow Jones UAE Select Index
Dow Jones Islamic Market Titans 100 Index
Dow Jones Kuwait Index
Dow Jones MSM Index
Dow Jones ASE 100 Index
Dow Jones SAFE India Index
Dow Jones SAFE Pakistan Titans 15 Index
Dow Jones MENA Index (ex Saudi)
CBOE DJIA Volatility
CBOE DJIA Realized Variance Indicator
CBOE DJIA BuyWrite Index
Dow Jones Islamic Market Turkey Index
Dow Jones Turkey Titans 20 Index
Dow Jones Turkey Equal Weighted 15 Index
Dow Jones Turkey Total Stock Market Index
Any index based solely on Istanbul Stock Exchange data.
Dow Jones South Korea Titans 30 Index
Dow Jones South Korea Index

3

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Dow Jones South Korea Total Stock Market Index
Dow Jones Sustainability Korea Index
Dow Jones Sustainability Korea 20 Index
Any index 80% or more comprised of components traded on Korea Stock Exchange.
Dow Jones Arabia Titans 50 Index with Saudi
Dow Jones Saudi Titans 30 Index
Dow Jones GCC Titans 50 Index with Saudi (Local UAE)
Dow Jones MENA Index
Dow Jones Islamic Market MENA Index
Dow Jones Islamic Market GCC Capped Index
Dow Jones GCC Index
Dow Jones Islamic Market Global Finance & Takaful Index
Any index that includes a Tadawul (Saudi Stock Exchange) component

Any index for which a source, now or in the future, requires consent to license such index as set forth herein.

SCHEDULE B. LICENSE FEES

Licensee shall pay License Fees in accordance with the following:

1. Exclusively Licensed Indexes

For each Product traded based on an Exclusively Licensed Index, (the “Exclusive Products”) Licensee will pay to CME Indexes, or a CME Indexes affiliate designated by CME Indexes, a License Fee as follows:

A.	From the Effective Date until December 31, 2014:

(i)	$***** per contract traded (round turn) until the cumulative amount of all License Fees for all contracts with respect to the Exclusive Products in a calendar year equals $*****; and

(ii)	$***** per contract traded (round turn) after the cumulative amount of all License Fees for all contracts with respect to the Exclusive Products in a calendar year equals $*****.

B.	From and after January 1, 2015, $***** per contract (round turn).

2. Non-exclusively Licensed Indexes

For each Product traded based on an Non-exclusively Licensed Index, Licensee will pay to CME Indexes, or a CME Indexes affiliate designated by CME Indexes, a License Fee of $***** per contract (round turn).

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Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

3. New Products. For any Products that are not listed, traded or cleared by Licensee as of the Effective Date, but are listed, traded or cleared after the Effective Date, ***** applicable to such Licensed Index. In no event will the License Fee for any new Licensed Index *****. In the event that Licensee begins listing, trading or clearing a Product after the Effective Date that is based on ***** of a Licensed Index (e.g., *****), the License Fee applicable to such Licensed Index will be *****.

4. Payments

The License Fees payable pursuant to this Schedule B shall be determined at the end of each calendar quarter. Licensee will pay CME Indexes (or the CME Indexes affiliate designated by CME Indexes) the License Fees within thirty (30) days after the end of each calendar quarter. Each payment shall be accompanied by a full accounting of the basis for the calculation of the License Fees.

In the event of termination pursuant to the provisions of this Agreement, Licensee shall pay CME Indexes the License Fees through the effective termination date.

5. Confidentiality

The terms hereof shall be deemed "Confidential Information" for purposes of this Agreement.
SCHEDULE C. DISCLAIMER
The "[INSERT Name of Index]SM" is a product of Dow Jones Indexes, the marketing name of and a licensed trademark of CME Group Index Services LLC ("CME Indexes"), and has been licensed for use. "Dow Jones®", “[INSERT name of Index]SM" and "Dow Jones Indexes" are service marks of Dow Jones Trademark Holdings, LLC ("Dow Jones"), have been licensed to CME Indexes and have sublicensed for use for certain purposes by [INSERT Name of Licensee]. The [Products] are not sponsored, endorsed, sold or promoted by Dow Jones, CME Indexes or their respective affiliates. Dow Jones, CME Indexes and their respective affiliates make no representation or warranty, express or implied, to the owners of the [Product(s)] or any member of the public regarding the advisability of investing in securities generally or in the [Product(s)] particularly. The only relationship of Dow Jones, CME Indexes or any of their respective affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the [INSERT Name of Index]SM, which is determined, composed and calculated by CME Indexes without regard to [the Licensee] or the [Product(s)]. Dow Jones and CME Indexes have no obligation to take the needs of [the Licensee] or the owners of the [Product(s)] into consideration in determining, composing or calculating [INSERT Name of Index]SM. Dow Jones, CME Indexes and their respective affiliates are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the [Product(s)] to be issued or in the determination or calculation of the equation by which the [Product(s)] are to be converted into cash. Dow Jones, CME Indexes and their respective affiliates have no obligation or liability in connection with the administration, marketing or trading of the [Product(s)].

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Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

DOW JONES, CME INDEXES AND THEIR RESPECTIVE AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE [INSERT NAME OF INDEX]SM OR ANY DATA INCLUDED THEREIN AND DOW JONES, CME INDEXES AND THEIR RESPECTIVE AFFILIATES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES, CME INDEXES AND THEIR RESPECTIVE AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY [THE LICENSEE], OWNERS OF THE [PRODUCT(S)], OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE [INSERT NAME OF INDEX]SM OR ANY DATA INCLUDED THEREIN. DOW JONES, CME INDEXES AND THEIR RESPECTIVE AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE [INSERT NAMES OF INDEX]SM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, CME INDEXES OR THEIR RESPECTIVE AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME INDEXES AND [THE LICENSEE], OTHER THAN THE LICENSORS OF CME INDEXES.

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Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE D. SUBLICENSE

This Sublicense Agreement (the “Sublicense Agreement”), dated as of ________________, is made by and among _________________________ (the “Sublicensee”), CME Group Index Services LLC (“Licensor”), and Board of Trade of the City of Chicago, Inc. (“Licensee” or “Sublicensor”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain License Agreement, dated as of __________________, by and between Licensor and Licensee (“License Agreement”), Licensor has granted Licensee a license to use certain copyright, trademark and proprietary rights and trade secrets of Licensor (as further described in the License Agreement, the “Intellectual Property”) in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the “Products”);

WHEREAS, Sublicensee wishes to issue, sell, market and/or promote the Products and to use and refer to the Intellectual Property in connection therewith; and

WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.    License. Sublicensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the Intellectual Property in connection with the issuance, distribution, marketing and/or promotion of the Products (as modified by Appendix A hereto, if applicable).

2.    The Sublicensee acknowledges that it has received and read a copy of the License Agreement (excluding Section 3 and Schedule B) and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on the Licensee (including, without limitation, the indemnification obligations in Section 9 insofar as such obligations arise out of or relate to the Products to be sold, issued, marketed and/or promoted by the Sublicensee).

3.    Sublicensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that Licensee may have against Licensor.

4.     This Sublicense Agreement shall be construed in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or

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Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each party hereto hereby waives any right it may have in the future to a jury trial in connection with any legal action, proceeding controversy or claim between the parties arising out of or relating to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.

SUBLICENSEE

__________________________________
By:_______________________________
Title:______________________________

LICENSEE

__________________________________
By:_______________________________
Title:______________________________

Board of Trade of the City of Chicago, Inc.

__________________________________
By: Michael A. Petronella
Title: President

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